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               DEED OF GUARANTEE AND INDEMNITY AND SUBORDINATION

                            DATED ____ AUGUST 1996


                                      by


                          INDEPENDENT NEWSPAPERS, PLC
                    TELE-COMMUNICATIONS INTERNATIONAL INC.
                    UNITED AND PHILIPS COMMUNICATIONS B.V.


                                 as Guarantors


                                      and


                          INDEPENDENT NEWSPAPERS, PLC
                    TELE-COMMUNICATIONS INTERNATIONAL INC.
                    UNITED AND PHILIPS COMMUNICATIONS B.V.
                              UII IRELAND LIMITED

                           as Subordinated Creditors


                                 In favour of

               THE GOVERNOR AND COMPANY OF THE BANK OF IRELAND

                    as facililty agent and security trustee







                               McCann FitzGerald
                                  SOLICITORS
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               DEED OF GUARANTEE AND INDEMNITY AND SUBORDINATION


To: The Governor and Company of the Bank of Ireland having its principal place of business at Lower Baggor Street Dublin 2 in its capacity as facility agent and security trustee for the Banks (each as defined in the Facilities Agreement referred to below) together with their successors and permitted assigns and transferees (the "Agent")


This Deed of Guarantee and Indemnity and Subordination is made on the    day of
August 1996.

The persons specified in the First Schedule to this Deed (the "Guarantors" and any one a "Guarantor") have agreed to guarantee and indemnify certain obligations for the payment of money by the Borrowers, and the Guarantors together with UII Ireland Limited ("UII") (the "Subordinated Creditors") have agreed to subordinate the indebtedness now or at any time owed to any of them by any members of the Group, in each case upon the terms and subject to the conditions of this Deed.

1. The terms and expressions defined in the Facilities Agreement (referred to below) shall, unless the context otherwise requires, have the same meanings when used herein.

2. Each of the Guarantors, in consideration of the Facilities being made available under the Facilities Agreement of even date herewith and made between (1) Princes Holdings Limited (the "Parent"), (2) the Specifics Subsidiaries named in the First Schedule thereto, (3) certain subsidiary companies of the Parent named Part 3 of the Sixth Schedule thereto as guarantors, (4) the Agent and (5) the Financial Institutions named in the Second Schedule thereto (as the same may be amended, varied, novsted and/or supplemented from time to time but subject to Clause 7 (a) below, (the "Facilities Agreement"), as primary obliger and not as surety only, hereby unconditionally and irrevocably guarantees the discharge by the Borrowers of each and every one of the obligations for the payment of money (whether present or future, actual or contingent, joint or several and including, without limitation, interest whether accruing after or before any demand or judgment) owed or which may at any time become owing to the Agent and the Banks (whether collectively or individually) under or pursuant to the Finance Documents and agrees to indemnify the Agent and the Banks in respect of such payment obligations, such guarantee and indemnity being several and limited in amount to such Guarantor's Several Percentage (as defined below) of the Maximum Amount (as defined below) as determined in accordance with the provisions of this Deed ("Its Guarantee Obligations").
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3.      The liability of each Guarentor under this Deed shall be limited to the suit of that Guarantor's liabilities under Clause B (if any) and that Guarantor's Several Percentage of the Maximum Amount where:

        "Several Percentage" in relation to each Guarantor means the percentage specified opposite its name in the First Schedule;

        "Maximum Amount" means

        (a) IR(Pounds)10,000,000 in circumstances where Acceleration results from an Event of Default occurring at any time during the period commencing on the date hereof and terminating on the later of

                (i) the date the Agent tests the covenants in clause 21.1 of the Facilities Agreement which are to be complied with on or before 31 December 1996 (by reference to the consolidated audited accounts of the Group for the twelve (12) month period ended 31 December 1996 (the "1996 Accounts") or, if the Borrowers fail to furnish the 1996 Accounts to the Agent by the date specified in clause 20.1 (a) of the Facilities Agreement, the date of the report to the Agent by the auditors appointed pursuant to clause 22.3 of the Facilities Agreement to test the covenants in clause 21.1 of the Facilities Agreement which are to be complied with on or before 31 December 1996 for the twelve (12) month period ended 31 December 1996, and

                (ii) if the testing of covenants referred to in (i) above shall evidence an Event of Default, the date on which the Agent shall issue a notice under clause 25 of the Facilities Agreement in respect of, or waive, such Event of Default (as the case may be); or

        (b) following the expiry of the period referred to in (a) above, the amount "MA" determined in accordance with the following formula:

                "MA" = TCC - (OC x 6.5);

        "TCC" means the lesser of IR(Pounds)40 million and the Total Cash Commitments (less any increases to the same sanctioned by the Banks but not consented to by the Guarantors under Clause 7(a)) at the time of calculation;

        "OC" means

        (a) where Acceleration occurs following the occurrence of a Relevant Event (as defined below), the Operating Cashflow in relation to the Group for the twelve (12) month period immediately preceding the

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                Relevant Event (or such other twelve (12) month period as may be selected by the auditors in accordance with Clause 4.3 (c) below);

        (b) where Acceleration occurs for any other reason, the Operating Cashflow in relation to the Group for the twelve (12) month period immediately preceding the date of Acceleration (or such other twelve (12) month period as may be selected by the auditors in accordance with Clause 4.3 (c) below);

        (c) where auditors have been appointed pursuant to clause 22.3 of the Facilities Agreement and have calculated the Operating Cashflow pursuant to such appointment, the Operating Cashflow so calculated until a new Operating Cashflow in relation to the Group for which new consolidated audited accounts of the Group for a twelve (12) month period have been made available to the Agent and the Banks has been determined by references to such new accounts;

        (d) at any other time, the Operating Cashflow in relation to the Group for the twelve (12) month period for which the latest consolidated audited accounts of the Group are available to the Agent and the Banks and determined by reference to such accounts;

        "Acceleration" means the making of a first Demand by the Agent in accordance with Clause 4.1 below;

        "Relevant Event" means the appointment of a liquidator, receiver, trustee or other similiar officer or an Examiner (save where the same is appointed by petition of any of the Subordinated Creditors, the Obligors or any director or officer of a Subordinated Creditor or an Obligor acting in such capacity) to, or the winding up or dissolution of, a Borrower;

        "Examiner" means an examiner appointed under Section 2 of the Companies (Amendment) Act, 1990.

4.1 Each Guarantor unconditionally covenants and undertakes with the Agent that, following the occurrence of (and provided the same is continuing) an Event of Default, upon first written demand of the Agent (a "Demand") it will make payment or cause payment to be made of its Several Percentage of the Maximum Amount. In addition, each Guarantor unconditionally covenants and undertakes with the Agent that it will make payment or cause payment to be made of its Several Percentage of the excess of the Actual Maximum Amount (as defined below) over the Original Maximum Amount (as defined below) if a further demand is made by the Agent pursuant to Clause 4.4 below.

4.2 Notwithstanding Clause 4.1, if, for whatever reason including, without limitation, the non-availability of, or failure to supply, relevant financial

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        information, it is not possible to determine each Guarantor's Several
        Percentage of the Maximum Amount upon Acceleration, the agent may make Demand in accordance with Clause 4.1 above on the basis that the Maximum Amount shall be calculated on the assumption that (notwithstanding the definition of the term) OC is equal to the Operating Cashflow in relation to the Group for the twelve (12) month period to" which the latest consolidated audited accounts of the Group are available to the Agent and the Banks (the "Assumed OC Value"). Each of the Guarantors shall make payment or cause payment to be made of its Several Percentage of the amount specified in the Demand (notwithstanding that the Maximum Amount has been calculated using the Assumed OC Value).

4.3 As soon as reasonably practicable after Acceleration (and unless the Maximum Amount is determined in accordance with paragraph (a) of the definition of such term), the Agent shall obtain the determination of the actual value of the maximum Amount (the "Actual Maximum Amount") in accordance with the following procedure:

        (a) the Agent (acting on the instructions of an instructing Group) shall furnish the Guarantors with the names of three firms of auditors and, within five Business Days of receipt thereof, the Guarantors shall by notice in writing to the Agent select one of such firms of auditors. The Agent shall promptly thereafter appoint such auditors to carry out the determination. Failure by the Guarantors to select a firm of auditors in accordance with the above shall entitle the Agent to appoint a firm of auditors to carry out the determination from the three firms furnished by it upon the expiry of the fifth Business Day following receipt of the names of the firms by the Guarantors;

        (b) the determination shall be carried but in accordance with generally accepted accounting principles in Ireland as soon as practicable after the date of appointment of the auditors. Each Guarantor shall each use its best endeavors to procure that the Group does all things reasonably necessary to enable the auditors to make the determination:

        (c) if the auditors shall notify the Agent within 30 days of their appointment that in their view it is not practicable to calculate the Maximum Amount using the actual Operating Cashflow in relation to the Group for the twelve (12) month period immediately proceeding the Relevant Event or the date of Demand (as the case may be), they may select a different twelve (12) month period terminating prior to the Relevant Date or the date of Demand (as the case may be) provided that in either case the auditors shall be obligated to select a twelve (12) month period ending as near as



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                practicable to the date of the Relevant Event or Demand (as the case may be):

        (d) the determination of the auditors shall be communicated in writing to the Agent and promptly thereafter by the Agent to the Banks and the Guarantors and shall be final, binding and conclusive.

4.4 In the event that each Guarantor's Several Percentage of the Actual Maximum Amount is greater than that calculated by the Agent using the Assumed OC Value (the "Original Maximum Amount"), the Agent shall be entitled to demand a further amount from each Guarantor equal to that Guarantor's Several Percentage of the excess of the Actual Maximum Amount over the Original Maximum Amount.

4.5 In the event that the Actual Maximum Amount is less than the Original Maximum Amount then if following enforcement proceeds by the Agent and the Banks:

        (a) there remains no indebtedness of the Borrowers outstanding to the Agent or the Banks, the Agent shall repay to each Guarantor its Several Percentage of the excess (the "Excess") of the Original Maximum Amount over the Actual maximum Amount; or

        (b) any indebtedness of the Borrowers is outstanding (the "Outstanding Indebtedness"), the Excess shall be treated as follows:

                (i) the Agent (for itself and the Banks) shall retain an amount equal to the Outstanding Indebtedness divided by the sum of the outstanding indebetedness and the Excess; and

                (ii) the Agent shall pay to each Guarantor its Several Percentage of an amount equal to the Excess divided by the sum of the Outstanding Indebtedness and the Excess.

4.6 The Agent and the Banks agree that (unless unlawful) the Agent shall on the same date (or within one (1) Business Day) make Demand or demand hereunder on all of the Guarantors on each occasion on which a Demand or demand is made.

5. As a separate and alternative stipulation in addition to its liabilities in Clauses 2 and 4, each Gurarantor hereby unconditionally and irrevocably agrees with the Agent that any Indebtedness constituting its Guarantee Obligations which is expressed to be payable by the Borrowers under the Finance Documents but which may not be recoverable from the Guarantor on the footing of a guarantee (whether by reason of the dissolution of the Borrowers or any of them, any reconstruction or amalgemation in which or

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        as a consequence of which any of the Borrowers loses its separate corporate identity, any legal incapacity of any of the Borrowers, any invalidity or illegality in the incurring of the liabilities under the Finance Documents or any other fact or circumstance whatsoever and whether or not known or becoming known to the Banks) shall nevertheless be recoverable from the Guarantor as if it were the principal debtor. The Guarantors hereby waive all or any of their rights as surety which may at any time be inconsistent with any of the provisions of this Deed.


6. In addition to its liabilities under Clauses 2,4 and 6 above, each Guarantor hereby unconditionally and irrevocably agrees with the Agent to pay or causes to be paid to the Agent within three (3) Business Days of the first written demand of the Agent (i) interest (both before and after judgment on the amount or any part thereof for the time being unpaid and due by such Guarantor, to the agent under this Deed from the Business Day following the due date for payment until payment is made at the rate percent per annum certified by the Agent to be the rate per cent per annum at which a deposit of an amount comparable to the amount of such Guarantor's Guarantee Obligations then outstanding is offered to the Agent for such period as the Agent may select plus two (2) per cent per annum (the "Default Rate"), and (ii) all costs, charges and expenses (including, without limitation, legal fees) on a full indemnity basis incurred by or on behalf of the Agent and/or the Banks (x) in protecting or enforcing any of its rights against the Guarantor under this Deed together with Interest thereon at the Default Rate and (y) as a consequence of the breach by such Guarantor of any representation given by it or any covenant, undertaking or condition to be performed by it under this Deed or any Finance Document to which it is a party.

7. The liability of the Guarantors and the Subordinated Creditors hereunder shall not be discharged or impaired by:

        (a) any amendment or supplement to or modification or variation of or departure from the terms of the Finance Documents provided that any increase from time to time in the Total Cash Commitments shall be made only with the consent of the Guarantors; or

        (b) the release, variation, enforcement, abstention from perfection or enforcement or surrender of any security given by the Borrowers or any other person for the obligations of the Borrowers under the Finance Documents or by the absence of any action to enforce the rights of the Agent or the Banks under the Finance Documents or this Deed; or

        (c) any release of or granting of time or any other indulgence to the Obligors, any party hereto or any of them or to any third party; or


                                       6
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        (d)    any insolvency, winding-up, receivership, administration,
               dissolution, re-organization or reconstruction, court protection or examinership or participation in (including voting in respect of) any compromise or scheme of arrangement of the Borrowers and/or the Guarantors or the Subordinated Creditors or any of them; or

        (e) any change in the name, constitution, shareholders, or otherwise of the Guarantors, the Subordinated Creditors, the Borrowers, the Agent, the Banks or any of them or the absorption or amalgamation of the Borrowers by or with any other entity; or

        (f) any other act, event or omission which would, but for this Clause, discharge or impair the liability of the Guarantors or the Subordinated Creditors.

8. Any release, compromise or discharge of the obligations of the Guarantors or any of them shall be deemed to be made subject to the condition that it will be void if any conveyance, transfer, payment or security on the faith of which such release, compromise or discharge is given or made is set aside or proves invalid for whatever reason so that the Agent and the Banks shall become and be entitled at any time after such avoidance to exercise all or any of the rights which it or they would have been entitled to exercise but for such release, compromise or discharge.

9. This guarantee and indemnity is a continuing security and shall be construed and take effect as a guarantee and indemnity in relation to the whole and each part of each Guarantor's Guarantee Obligations covenanted to be paid and/or performed by each Guarantor pursuant to Clauses 2, 4 and 5 hereof until the entire indebtedness of the Borrowers under the Financial Documents has been satisfied and discharged in full and all of its Guarantee Obligations shall be deemed to be due, owing and outstanding notwithstanding any right of set-off or counterclaim, which the Guarantor may have against the Agent or the Banks. This Deed is in addition to and not in substitution for any other guarantee, undertaking or security which the Agent and the Banks or any other person may now or hereafter hold or hold on behalf of, or in trust for, the Agent and the Banks or any other person in respect of the obligations of the Borrowers to the Agent under the Finance Documents and may be enforced without the Agent first having recourse to any such other security or guarantee and without the Agent first taking any steps to enforce any provision of the Finance Documents or to take any proceedings against the Borrowers.

10. Subject to Clause 4.8, each Guarantor hereby waives any rights to require a proceeding first against the Borrowers or the other Guarantors and any other notice and all demands whatsoever, other than those expressly required by the terms of this Deed.


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11.     Each Guarantor hereby covenants and undertakes with the Agent and the
        Banks that until the entire indebtedness under the Finance Documents has been unconditionally discharged in full, such Guarantor has not taken and shall not take from the Borrowers any security whatsoever in respect of its Guarantee Obligations or any of them and if in breach of such obligation, any security is taken by the Guarantor, the Guarantor shall forthwith assign or otherwise transfer the benefit of such security to the Agent and, until such assignment or transfer, shall hold such security in trust for the Agent.

12.1 Each payment to be made by each Guarantor hereunder shall be made free and clear of and without deduction for or on account of any tax unless the Guarantor is required by law and/or any competent authority to made sure payment subject to a deduction or withholding of tax, in which case the sum payable by the Guarantor in respect of which such deduction of withholding is required to be made shall be increased to the extent necessary to ensure that, after the making of such deduction or withholding, each of the Agent and the Banks receives and retains (free from any liability in respect of any such deduction or withholding) a net sum equal to the sum which would have received and so retained had no such deduction or withholding been made or required to be made.

12.2 If any Guarantor makes a payment under Clause 12.1 above and any of the Agent and the Banks determines that it has received or been granted a credit against or relief or remission for, or repayment of, any tax paid or payable by it in respect of or which takes account of the deduction, withholding or other matter giving rise to such payment, the Agent or any of the Banks, as the case may be, shall, to the extent it determines that it can do as without prejudice to the retention of the amount of such credit, relief, remission or repayment, pay to such Guarantor such amount as the Agent or such Banks, as the case may be, shall have determined to be attributable to such deduction or withholding or other matter and which will leave the Agent or the Banks, as the case may be, (after such payment) in a position no better or worse than it would have been in if such Guarantor had not been required to make such deduction or withholding or such other matter had not arisen. Any payment by the Agent of a Bank pursuant to this Clause 12.2 shall be conclusive evidence (save for manifest error or until the contrary is proved) of the amount due to a Guarantor hereunder. Nothing herein contained shall:

        (a) oblige the Agent or such Bank, as the case may be, to claim any credit, relief, remission or repayment within any particular time;


        (b) interfere with the right of the Agent or such Bank, as the case may be, to arrange its tax or other affairs in whatever manner it thinks fit;


        (c) oblige the Agent or such Bank, as the case may be, to disclose any information relating to its tax or other affairs;


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        (d)     require the Agent or such Bank, as the case may be, to do
                anything that it determines would be likely to prejudice its ability to benefit from any other credit, relief, remission or repayment to which it may be entitled; or

        (e) require the Agent or such Bank, as the case may be, to give any priority as to the order in which it allocates to any person or class of persons any such credit, relief, remission or repayment.

13. Each Subordinated Creditor hereby represents, warrants and covenants to the Agent and each Bank that:

        (a) it is a corporation duly established and validly existing under the laws of its jurisdiction of incorporation and it has power to carry on its business as it is now being conducted and to own its assets;

        (b) it has the power to execute and deliver, and to perform its obligations under this Deed and all necessary corporate action had been taken by it to authorize the execution, delivery and performance of the same;

        (c) it has taken all necessary legal action to authorize the person or persons who execute and deliver this Deed to execute and deliver the same and thereby bind it to all the terms and conditions hereof and to act for it and on its behalf as contemplated hereby;

        (d) such obligation expressed to be accepted by it in this Deed constitutes or, as the case may be, will constitute its legal, valid and binding obligations subject to equitable principles and the provisions of applicable bankruptcy, insolvency, moratorium or other laws for the protection of debtors and creditors generally;

        (e) the execution and delivery of, the performance of its obligations under, and compliance with the provisions of, this Deed will not (i) contravene any existing law applicable to it or (ii) conflict with its constitutive documents and rules and regulations;

        (f) every consent, filing or other act required by it to authorize, or required by it in connection with, the execution, delivery, legality, validity, admissibility in evidence or effectiveness of this Deed or the performance by it of any of its obligations under this Deed has been duly obtained, made or given and is in full force and effect;

        (g) it has not taken any corporate action nor, to the knowledge of its officers, have any steps been taken or legal proceedings been started or threatened against it for winding-up, dissolution or reorganization or for the appointment of a liquidator, receiver, examiner or administrative receiver, or an administrator, trustee or similar officer of it or of any or all of its assets;

     (h) in any proceedings taken in its jurisdiction of incorporation in relation to this Deed (i) it will not be entitled to claim for itself or any of its assets any sovereign immunity from suit, execution, attachment or other legal process and (ii) the choice of Irish law as the governing law of this Deed and any judgment obtained in Ireland will be recognized and enforced;

     (i) it is the sole legal and beneficial owner of the Subordinated Liabilities owed to it; and

     (j) the Shareholders' Documents and Finance Documents to which it is a party contain all agreements made by it regarding the Parent, the Business and management of the Parent.

14. Each Guarantor undertakes to the Agent and the Banks that until the discharge of its Guarantee Obligations it will;

     (a) remain a corporation duly established and validly existing under the laws of its jurisdiction of incorporation;

     (b) ensure that its obligations under this Deed constitute, and will constitute, its direct, unconditional, irrevocable and general obligations (subject to the availability of specific performance or other equitable remedies being in the discretion of the relevant court) and that all of the same rank, and will rank, at least pari passu with all the Guarantor's other unsecured obligations and liabilities including the Guarantor's contingent liabilities except these obligations mandatorily preferred by applicable law;

     (c) promptly and duly execute and deliver to the Agent such further documents and assurances and take such further action as the Agent and the Banks may from time to time reasonably request in order to carry out the intent and purpose of this Deed and/or to establish and protect the rights and remedies created or intended to be created in favor of the Agent and the BANKS hereunder;

     (d) obtain, or cause to be obtained, maintain in full force and effect and comply in all material respects with the conditions and restrictions (if any) imposed on, or in connection with, every consent or filing and do, or cause to be done, all other acts and things, which may from time to time be necessary under the law of its jurisdiction of incorporation and Irish law for its continued validity and the continued due performance of all its obligations under this Deed;

     (e) use its best endeavours at all times to procure that this Parent shall make available to the Agent its consolidated financial statements in accordance with its obligations pursuant to Clause 21 of this Facilities Agreement; and

     (f) deliver to the Agent within 120 days after the end of its financial year a copy of its audited accounts for such financial year.

15. if, under any applicable law, whether as a result of a judgment against any Guarantor or the liquidation of any Guarantor or for any other reason, any payment under or in connection with this Deed is made or is recovered in a currency (the "other currency") other than the currency (the "duo currency") in which the corresponding amount is due from the Borrower under or by virtue of the Finance Documents to the extent that the payment to the Agent or the Banks, as the case may be, (when converted into the due currency at the spot rate of exchange on the date of payment, or in the case of a liquidation, the latest date for the determination of liabilities permitted by the applicable law) falls short of the amount unpaid under this Deed, the relevant Guarantor shall, as a separate and independent obligation, fully indemnify the Agent or the Banks, as the case may be, against the amount of the shortfall and for the purposes of this clause "rate of exchange" means the rate at which the Agent is able on the relevant date to purchase the due currency in Dublin with the other currency.

15.1 Subject to Clause 18.2 below, while any obligations for payment of money of the Obligors to the Agent and the Banks under the Finance Documents remain outstanding, none of the Subordinated Creditors shall, without first obtaining the written consent of the Agent (acting on the instructions of all of the Banks), accelerate the maturity of or claim payment whether directly or by set-off, lien, counterclaim or otherwise of any Subordinated Liability which may be or has become due to the Subordinated Creditors by the Obligors for any reason and on whatever basis.

16.2 Each Subordinated Creditor hereby agrees that if, nothwithstanding the provisions of Clause 16.1, that Subordinated Creditor receives any amount from the Group, or from any liquidator, administrator, administrative receiver, receiver, Examiner or other officer, in respect of the Subordinated Liabilities, that Subordinated Creditor shall forthwith pay to the Agent such amount which shall have been received by it and until such payment shall hold such amount on trust for the Agent and the Banks. Each Subordinated Creditor may prove in a liquidation or winding up of any member of the Group in respect of all Indebtedness owed to such Subordinated Creditor by such member provided that all amounts recovered in
                                          -------------
     respect of the Subordinated Liabilities are applied on behalf of the Agent and the Banks in accordance with this Clause 16.2.

16.3 Subject to the following provisions of this Clause 16.3, none of the Subordinated Creditors shall have a right of contribution, indemnity or other claim whatsoever against the Agent, the Banks or any member of this Group by virtue of any payment made by any of them pursuant to this Deed. Any payment made by the Subordinated Creditors to the Agent pursuant to Clause 16.2 shall not operate to discharge indebtedness of the Obligors to the Agent and the Banks under the Finance Documents and in the event that payments amounting to the total accrued and contingent indebtedness of the Obligors to the Agent and the Banks are made to the Agent and the Banks pursuant to this Deed and the Finance Documents, each Subordinated Creditor shall be subrogated to the rights and interest of the Agent and the Banks in the Finance Documents until the principal and interest on the Subordinated Liabilities shall be paid in full.

16.4 Each Subordinated Creditor undertakes to the Agent and the Banks that until all obligations for payment of money of the Obligors to the Agent and the Banks under the Finance Documents are discharged in full;

     (a) it shall maintain/ensure that its Subsidiaries maintain the same influence over the Parent as it has at the date hereof and shall maintain at least the percentage of ownership of the Parent as it has at the date hereof provided however that: if, with the consent of the
                              -------- -------
           Agent (acting on the instructions of the Instructing Group) such consent not to be unreasonably withheld, it ceases to maintain such influence and/or ownership it shall use its best endeavours to ensure that the persons to whom it transfers influence and/or ownership enter into an undertaking in the same form as this undertaking in favour of the Agent and the Banks;

     (b) it shall not exercise any of the rights attaching to its shares in the Parent or do any thing pursuant to the Shareholders' Documents to which it is a party which would be likely to be prejudicial to the interests of the Agent and the Banks;

     (c) it shall not, and shall not procure that any other person shall, petition for or vote in favour of any resolution for or take any other action which is intended to lead to, the appointment of a liquidator, an Examiner or a receiver to, or the winding up or dissolution of, any member of the Group; and

     (d) it shall notify the Agent of the occurrence of a deadlock under clause 8.04 of the Shareholders Agreement and shall furnish to the Agent a certified copy of all statements issued under clause 8.04(b) of the Shareholders Agreement provided that notice received by the
                                         -------- ----
           Agent from one Subordinated Creditor hereunder shall in this instance satisfy the obligations of each Subordinated Creditor.

16.5 The Agent and the Banks agree with the Subordinated Creditors that if all obligations for payment of money of the Obligors to the Agents and the Banks under the Finance Documents are discharged in full the Subordinated Creditors shall be released and discharged from their respective obligations under Clause 16.

16.6 If any act on the faith of which any such release as is referred to in Clause 15.5 was given which served as the basis for such release is subsequently avoided by or in pursuance of any provision of law or ecuity such release shall be (and be deemed always to have been) void and the provisions hereof shall be (and be deemed always to have been) in full force and affect.

16.7 This Deed shall not be discharged nor shall the Guarantor's liability be affected by any reduction occurring in, or other arrangement being made relating to the Borrowers' liabilities or any of them to the Agent or the Banks as a result of any arrangement or composition, made pursuant to any of the provisions of the Companies (Amendment) Act, 1980 or any analogous provisions in any other jurisdiction or made pursuant to any proceedings or actions whatsoever and whether or not following the appointment of an administrator, administrative receiver, trustee, liquidator receiver or Examiner or any similar officer to the Borrowers or over all or a substantial part of the assets (as the case may be) of the Borrowers and the Guarantors hereby agree with and to the Agent and the Banks that the amount receivable by the Agent and the Banks from the Guarantors hereunder will be and will continue to be the full amount which would have been recoverable by the Banks from the Borrowers in respect of the Borrowers' liabilities and any of them had no such arrangement or composition as aforesaid been entered into.

17. The rights of the Agent and the Banks hereunder are cumulative and in addition to each of the Agent's and each Bank's rights under general law. Such rights (whether arising hereunder or under general law) shall not be capable of being waived or varied otherwise then by an express waiver or variation in writing and in particular any failure to exercise or any delay in exercising any of such rights shall not operate as a waiver or variation of that or any other such right; any detective or partial exercise of any of such rights shall not preclude any other or further exercise of that or any other such right and no act or course of conduct or negotiation on the part of the Agent and any Bank shall in any way preclude the Agent or any Bank from exercising any such right or constitute a suspension or variation of any such right.

18. If any of the provisions of this Deed become invalid, illegal or unenforceable in any respect under any law, the validity, legality and enforceability of the remaining provisions shall not in any way be effected or impaired thereby.

19.1 The liability of each Subordinated Creditor shall be several and every agreement, undertaking, covenant, representation and warranty on the part of each Subordinated Creditor shall be construed accordingly. If the whole or any part of this Deed be new or hereafter unenforceable against one or more of the Subordinated Creditors for any reason whatsoever or if this Deed is not executed by one or more of the Subordinated Creditors, this Deed shall nevertheless be and remain fully binding upon and enforceable against the other Subordinated Creditors.

19.2 The failure of a Subordinated Creditor to perform its obligations hereunder shall not affect the obligations of any of the other Subordinated Creditors towards the Agent and the Banks nor shall any other Subordinated Creditor be liable for the failure by such Subordinated Creditor to perform its obligations under this Deed.

20. Any Bank may assign or transfer any or all of its rights under this Deed to any person to whom any assignment or transfer of a corresponding portion of its rights or obligations under the Facilities Agreement is made pursuant to Clause 38 of the Facilities Agreement.

21.1 This Deed shall be governed by and construed in accordance with the laws of Ireland. For the benefit of the Agent and the Banks, each of the Subordinated Creditors irrevocably agrees that the courts of Ireland are to have jurisdiction to settle any disputes which may arise in relation to any suit, legal action or proceedings in connection with the Deed (together in this Clause 21 referred to as "Proceedings"). Each of the Subordinated Creditors Irrevocably waives any objection on the grounds of venue or forum non convenians or any similar grounds. Each of the Subordinated Creditors shall at all times maintain an agent for service of process in Ireland. Such agent shall be the Secretary of Princes Holdings Limited Corporate House, Mungret Street, Limerick and any writ, judgement or other notice of legal process shall be sufficiently served on the Subordinated Creditor if delivered to such agent. The Subordinated Creditor undertakes not to revoke the authority of such agent and if for any reason such agent no longer serves as agent of the Subordinated Creditor to receive service or process, the Subordinated Creditor shall promptly appoint another agent and advise the Agent thereof.

21.2 Nothing contained in this Clause 21 shall limit the right of the Agent to take Proceedings against a Subordinated Creditor in any other court of competent jurisdiction, nor shall the taking of Proceedings in one or more jurisdictions preclude the taking of Proceedings in any other jurisdiction.

22.1 Each communication to be made hereunder shall be made in writing but, unless otherwise stated, may be made by facsimile or letter.

22.2 Any communication or document to be made or delivered by one person (the "Sender") to another (the "Addressee") pursuant to this Deed shall

        (unless the Addressee has by fifteen days' prior written notice to the Agent specified another address) be made or delivered to the Addressee at the address hereinbefore specified or (as the case may be) specified in the First Schedule and shall be deemed to have been made or delivered when dispatched (in the case of any communication made by facsimile or (in the case of any communication made by letter) when left at that address or (as the case may be) two days after being deposited in the post (postage prepaid) in an envelope addressed to the Addressee at the address Provided that any communication or document to be made or delivered to the Agent shall be effective only when received by the Agent and then only if the same is expressly marked for the attention of the office identified with the Agent's signature below (or such other office as the Agent shall from time to time specify for this purpose).

23. For the purposes of clause 7.06 of the Shareholders Agreement each of the Subordinated Creditors hereby consents to the Borrowers entering into the Finance Documents to which they are a party and incurring the obligations on their part therein contained.

24. This Deed may be signed in any number of counterparts, all of which taker together shall constitute one and the same instrument. Any party to this Deed may enter into this Deed by signing any such counterpart.

                                FIRST SCHEDULE

================================================================================
NAME                                   Registered Office          Several
                                       /Principal                 Percentage
                                       Place
                                       of Business
--------------------------------------------------------------------------------
Independent Newspapers, FLC            1/2 Upper Hetch              52.63%
                                       Street, Dublin 2,
                                       Ireland

Tele-Communications International,     5619 DTC Parkway,            26.34%
Inc.                                   Englewood,
                                       Colorado 80111,
                                       USA

United and Philips Communications      Fred, Roeakestrat            21.03%
B.V.                                   123, 1076 EE
                                       Amsterdam, the
                                       Netherlands

================================================================================

IN WITNESS WHEREOF this Deed has been duly executed the day and year first above written.


SIGNED SEALED AND DELIVERED
BY
as attorney of
INDEPENDENT NEWSPAPERS, PLC
in the presence of:


SIGNED SEALED AND DELIVERED
BY  [SIGNATURE APPEARS HERE]
as attorney of
TELE-COMMUNICATIONS INTERNATIONAL INC.
in the presence of: [SIGNATURE APPEARS HERE]
                    5916 DTC Parkway
                    Englewood, CO 80111
SIGNED SEALED AND DELIVERED
BY
as attorney of
UNITED AND PHILIPS COMMUNICATIONS B.V
in the presence of:


SIGNED SEALED AND DELIVERED
BY
as attorney of
UII IRELAND LIMITED
in the presence of:

We hereby accept, and agree to, the terms of the above Deed as Agent for and on behalf of ourselves and the Banks:

Duly authorized for and on behalf of
THE GOVERNOR AND COMPANY OF THE BANK OF IRELAND

Office:

                                      17